UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2025

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

20 N. Martingale Rd,	Suite 430,
Schaumburg,	Illinois			60173
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On December 10, 2025, Ascent Industries Co. (“Ascent”) entered into a Limited Waiver, Consent and Sixth Amendment to Credit Agreement and Omnibus Amendment to Loan Documents with BMO Bank N.A. and the other lenders under Ascent’s credit facility (the “Credit Facility Amendment”). The Credit Facility Amendment contains a consent for (a) Ascent entering into the previously disclosed assignment of the lease for Ascent’s former tubular facility in Munhall, Pennsylvania to a new tenant, and (b) certain organizational changes relating to an internal restructuring of Ascent’s chemical manufacturing businesses, including (i) updates to the names of Ascent’s chemical manufacturing businesses designed to provide for more consistent branding across its manufacturing locations and (ii) the formation of a new holding company named Ascent Chemicals, LLC (“Ascent Chemicals”) to own all of Ascent’s chemical manufacturing businesses. The Credit Facility Amendment will also add Ascent Chemicals as a loan party to the credit facility. In addition, the Credit Facility Amendment provides a limited waiver of an event of default that occurred under the credit facility due to Ascent’s repurchase of shares in an aggregate amount that exceeded the threshold set forth in Section 8.06(c) of the existing credit facility. The lenders under the credit facility have not accelerated any obligations of Ascent as a result of such event of default and will no longer have any such acceleration rights as a result of the limited waiver.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1*	Limited Waiver, Consent and Sixth Amendment to Credit Agreement and Omnibus Amendment to Loan Documents with BMO Bank N.A. and the other lenders party thereto as of December 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential. Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant undertakes to furnish the omitted information and schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: December 15, 2025	By: /s/ Ryan Kavalauskas
Ryan Kavalauskas
Chief Financial Officer